Exhibit 99.1

                     U.S. Physical Therapy Reports
                Second Quarter and Six Months Results


    HOUSTON--(BUSINESS WIRE)--Aug. 2, 2007--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the second quarter and six months ended June 30, 2007.

    U.S. Physical Therapy's reported earnings were $2.3 million or $0.20 per share for the second quarter of 2007 and $4.1 million or $0.36 per share for the first six months of 2007. The Company's earnings were $2.2 million or $0.18 per share for the second quarter of 2006 and $3.6 million or $0.30 per share for the first six months of 2006.

    Second Quarter 2007 compared to Second Quarter 2006

    -- Net revenue from continuing operations increased to $35.5 million from $34.6 million due to a 5.0% increase in patient visits from 350,000 to 368,000 partially offset by a decrease in average net patient revenue per visit of 1.6% to $95.63. Effective January 1, 2007, the reimbursement rate by Medicare for outpatient rehabilitation was reduced by approximately 5%. Medicare comprised 20% of the Company's charges for the three months ended June 30, 2007.

    -- Clinic salaries and related costs as a percentage of net revenue were 51.0% for the recent quarter as well as the year earlier period. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of revenue were 21.5% in the second quarter of 2007 as compared to 19.3% in the second quarter of 2006. The provision for doubtful accounts was 1.1% of revenues in the recent quarter versus 1.3% in the comparable period in 2006.

    -- Corporate office costs were reduced to $4.1 million in the second quarter of 2007, or 11.7% of net revenue, versus $4.5 million, or 13.0% of revenue in the second quarter of 2006.

    -- Net income, after discontinued operations, increased by 6.8% to $2.3 million from $2.2 million. Earnings per diluted share rose to $0.20 from $0.18. These figures are net of losses from discontinued operations, net of tax benefit, of $54,000 in the recent period as compared to $0.4 million in the second quarter of 2006.

    -- Same store revenues for clinics open or acquired for one year or more decreased by 3.5% as visits declined by 1.2% and the average net rate per visit decreased by 2.3% to $95.01. The slight visits decline was attributable to continued weakness in the Michigan market as the rest of the Company's operations achieved a combined small increase in same store visits.

    First Six Months 2007 compared to First Six Months 2006

    -- Net revenue from continuing operations increased to $70.1 million from $68.1 million due to a 5.5% increase in patient visits from 689,000 to 727,000 partially offset by a decrease in average net patient revenue per visit of 1.7% to $95.55. As noted above, effective January 1, 2007, the reimbursement rate by Medicare for outpatient rehabilitation was reduced by approximately 5%. Medicare comprised 20% of the Company's charges for the six months ended June 30, 2007.

    -- Clinic salaries and related costs as a percentage of net revenue were 51.0% for the recent six months as well as the year earlier period. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of revenue were 21.5% in the first six months of 2007 as compared to 20.1% in the comparable 2006 period. The provision for doubtful accounts was 1.5% of revenues in the six months period versus 1.4% in the comparable period in 2006.

    -- Corporate office costs were reduced to $8.5 million in the first six months of 2007, or 12.1% of net revenue, versus $9.0 million, or 13.2% of revenue in the comparable 2006 period.

    -- Net income, after discontinued operations, increased by 13.5% to $4.1 million from $3.6 million. Earnings per diluted share rose to $0.36 from $0.30. These figures are net of losses from discontinued operations, net of tax benefit, of $69,000 in the first half of 2007 as compared to $0.6 million in the first half of 2006.

    -- Same store revenues for clinics open or acquired for one year or more decreased by 2.4% as visits declined slightly and the average net rate per visit decreased by 2.2% to $95.02. The slight visits decline was attributable to Michigan as the rest of the Company's operations achieved a small increase in same store visits.

    Chris Reading, Chief Executive Officer, said "We are pleased to announce that U.S. Physical Therapy has been chosen by one of the major U. S. automakers as its national workers compensation provider for physical and occupational therapy. This contract took effect yesterday, August 1, 2007. We anticipate that the contract will generate 10,000 to 15,000 annual patient visits nationwide for U.S. Physical Therapy and in particular should bolster our Michigan PT practices."

    The Company ended the quarter with $13.9 million in cash and investments. Net of $1.1 million of acquired clinics seller notes, the adjusted net cash balance was approximately $12.8 million or $1.11 per outstanding share.

    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, August 2, 2007 to discuss the Company's second quarter and first six months 2007 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 9020809 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability and cost of qualified physical and occupational therapists;

    --  personnel productivity;

    -- changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;

    -- changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions; and

    --  weather and other seasonal factors.

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 298 outpatient physical and/or occupational therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.



            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF NET INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (unaudited)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------


 Net patient revenues              $35,171  $34,050  $69,447  $66,958
 Management contract revenues          284      570      602    1,139
 Other revenues                          4        9       30       35
                                  --------- -------- -------- --------
  Net revenues                      35,459   34,629   70,079   68,132

 Clinic operating costs:
  Salaries and related costs        18,072   17,492   35,988   34,779
  Rent, clinic supplies, contract
   labor and other                   7,629    6,669   15,058   13,682
  Provision for doubtful accounts      406      439    1,037      971
                                  --------- -------- -------- --------
                                    26,107   24,600   52,083   49,432

 Corporate office costs              4,136    4,487    8,493    9,002
                                  --------- -------- -------- --------

 Operating income from continuing
  operations                         5,216    5,542    9,503    9,698

 Interest and investment income,
  net                                   73       85      114      167
 Loss in unconsolidated joint
  venture                                -      (10)       -      (31)
 Minority interests in subsidiary
  limited partnerships              (1,467)  (1,509)  (2,782)  (2,978)
                                  --------- -------- -------- --------

 Income before income taxes from
  continuing operations              3,822    4,108    6,835    6,856
 Provision for income taxes          1,465    1,581    2,634    2,623
                                  --------- -------- -------- --------
  Net income from continuing
   operations                        2,357    2,527    4,201    4,233

 Discontinued operations:
  (Loss) income from discontinued
   operations                          (86)    (586)    (110)    (924)
  Tax benefit (expense) from
   discontinued operations              32      215       41      331
                                  --------- -------- -------- --------
                                       (54)    (371)     (69)    (593)
                                  --------- -------- -------- --------
 Net income                        $ 2,303  $ 2,156  $ 4,132  $ 3,640
                                  ========= ======== ======== ========

 Earnings per share:
  Basic - income from continuing
   operations                      $  0.20  $  0.21  $  0.36  $  0.36
  Basic - (loss) income from
   discontinued operations               -    (0.03)       -    (0.05)
                                  --------- -------- -------- --------
     Total basic earnings per
      common share                 $  0.20  $  0.18  $  0.36  $  0.31
                                  ========= ======== ======== ========

  Diluted - income from
   continuing operations           $  0.20  $  0.21  $  0.36  $  0.35
  Diluted - (loss) income from
   discontinued operations               -    (0.03)       -    (0.05)
                                  --------- -------- -------- --------
     Total diluted earnings per
      common share                 $  0.20  $  0.18  $  0.36  $  0.30
                                  ========= ======== ======== ========

 Shares used in computation:
  Basic earnings per common share   11,559   11,754   11,530   11,788
                                  ========= ======== ======== ========
  Diluted earnings per common
   share                            11,648   11,894   11,616   11,965
                                  ========= ======== ======== ========




            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                   CONSOLIDATED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (unaudited)

 Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
 Numerator:
   Net income from continuing
    operations                  $ 2,357   $ 2,527   $ 4,201   $ 4,233
   Net loss from discontinued
    operations                      (54)     (371)      (69)     (593)
                               --------- --------- --------- ---------
   Net income                   $ 2,303   $ 2,156   $ 4,132   $ 3,640
                               --------- --------- --------- ---------

 Denominator:
   Denominator for basic
    earnings per share -
    weighted-average shares      11,559    11,754    11,530    11,788
   Effect of dilutive
    securities:
     Stock options                   89       140        86       177
                               --------- --------- --------- ---------
   Denominator for diluted
    earnings per share -
    adjusted weighted-average
    shares and assumed
    conversions                  11,648    11,894    11,616    11,965
                               ========= ========= ========= =========


 Earnings per share:
   Basic - income from
    continuing operations       $  0.20   $  0.21   $  0.36   $  0.36
   Basic - loss from
    discontinued operations           -     (0.03)        -     (0.05)
                               --------- --------- --------- ---------
     Total basic earnings per
      share                     $  0.20   $  0.18   $  0.36   $  0.31
                               ========= ========= ========= =========

   Diluted - income from
    continuing operations       $  0.20   $  0.21   $  0.36   $  0.35
   Diluted - loss from
    discontinued operations           -     (0.03)        -     (0.05)
                               --------- --------- --------- ---------
     Total diluted earnings
      per share                 $  0.20   $  0.18   $  0.36   $  0.30
                               ========= ========= ========= =========




            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                               June 30,   December 31,
                                                 2007         2006
                                             ------------ ------------
                                             (unaudited)

                   ASSETS

Current assets:
   Cash and cash equivalents                 $    11,968  $    10,952
   Marketable securities - available for
    sale                                           1,900          500
   Patient accounts receivable, less
    allowance for doubtful accounts of
    $1,745 and $1,567, respectively               22,328       21,503
   Accounts receivable - other                       793          775
   Other current assets                            2,031        2,251
                                             ------------ ------------
      Total current assets                        39,020       35,981

Fixed assets:
   Furniture and equipment                        24,650       23,718
   Leasehold improvements                         16,171       15,226
                                             ------------ ------------
                                                  40,821       38,944
   Less accumulated depreciation and
    amortization                                  27,628       25,573
                                             ------------ ------------
                                                  13,193       13,371
Goodwill                                          21,082       20,997
Other assets                                       1,585        1,108
                                             ------------ ------------
                                             $    74,880  $    71,457
                                             ============ ============

    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable - trade                  $       696  $     1,601
   Accrued expenses                                6,440        7,007
   Current portion of notes payable                  537          562
                                             ------------ ------------
      Total current liabilities                    7,673        9,170
Notes payable                                        516          797
Deferred rent                                      1,256        1,273
Other long-term liabilities                          730          829
                                             ------------ ------------
      Total liabilities                           10,175       12,069

Minority interests in subsidiary limited
 partnerships                                      3,994        3,871

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.01 par value, 500,000
    shares authorized, no shares issued and
    outstanding                                        -            -
   Common stock, $.01 par value, 20,000,000
    shares authorized, 13,800,074 and
    13,681,849, shares issued, respectively          138          137
   Additional paid-in capital                     37,365       36,304
   Retained earnings                              54,836       50,704
   Treasury stock at cost, 2,214,737 shares      (31,628)     (31,628)
                                             ------------ ------------
      Total shareholders' equity                  60,711       55,517
                                             ------------ ------------
                                             $    74,880  $    71,457
                                             ============ ============





            U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS)
                             (unaudited)
                                             Six Months Ended June 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------


OPERATING ACTIVITIES
Net income                                   $     4,132  $     3,640
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation and amortization                   2,283        2,220
   Minority interests in earnings of
    subsidiary limited partnerships                2,782        2,954
   Provision for doubtful accounts                 1,132        1,024
   Equity-based awards compensation expense          580          464
   Loss on sale or abandonment of assets              22           71
   Tax benefit from exercise of stock
    options                                         (109)         (10)
   Recognition of deferred rent subsidies           (242)        (204)
   Deferred income taxes                             102          495
   Closure costs - write-off of goodwill               -           54
Changes in operating assets and liabilities:
   Increase in patient account receivable         (1,957)      (1,601)
   Increase in accounts receivable - other           (18)          (1)
   Increase in other assets                         (392)         (52)
   Decrease in accounts payable and accrued
    expenses                                      (1,428)        (140)
   Increase in other liabilities                     235          229
                                             ------------ ------------
Net cash provided by operating activities          7,122        9,143

INVESTING ACTIVITIES
Purchase of fixed assets                          (2,102)      (2,928)
Purchase of business                                   -          (54)
Acquisitions of minority interest, included
 in goodwill                                        (129)      (1,099)
Purchase of marketable securities -
 available for sale                               (2,040)        (100)
Proceeds on sale of marketable securities -
 available for sale                                  640        1,200
Proceeds on sale of fixed assets                       8            5
                                             ------------ ------------
Net cash used in investing activities             (3,623)      (2,976)

FINANCING ACTIVITIES
Distributions to minority investors in
 subsidiary limited partnerships                  (2,659)      (2,779)
Repurchase of common stock                             -       (2,072)
Payment of notes payable                            (306)        (136)
Excess tax benefit from stock options
 exercised                                           109           10
Proceeds from exercise of stock options              373           22
                                             ------------ ------------
Net cash used in financing activities             (2,483)      (4,955)

Net increase (decrease) in cash and cash
 equivalents                                       1,016        1,212
Cash and cash equivalents - beginning of
 period                                           10,952       12,352
                                             ------------ ------------
Cash and cash equivalents - end of period    $    11,968  $    13,564
                                             ============ ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the period for :
   Income taxes                              $     2,685  $     2,383
   Interest                                  $        50  $        21





             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 RECAP OF CLINIC DEVELOPMENT ACTIVITY

                                                               Number
                                                                 of
                           Opened   Closed    Sold   Acquired  Clinics
                          -------- -------- -------- -------- --------
As of December 31, 2004                                            264

First Quarter 2005, March
 31, 2005                        6       --      (1)       --      269

Second Quarter 2005, June
 30, 2005                        7      (1)      (1)        3      277

Third Quarter 2005,
 September 30, 2005              5       --       --       --      282

Fourth Quarter 2005,
 December 31, 2005              10      (8)       --        2      286
                          -------- -------- -------- -------- --------

Year 2005, December 31,
 2005                           28      (9)      (2)        5      286
                          ======== ======== ======== ======== ========

First Quarter 2006, March
 31, 2006                       12       --       --       --      298

Second Quarter 2006, June
 30, 2006                        8      (3)       --       --      303

Third Quarter 2006,
 September 30, 2006              7     (28)       --       --      282

Fourth Quarter 2006,
 December 31, 2006               3       --      (1)        8      292
                          -------- -------- -------- -------- --------

Year Ended, December 31,
 2006                           30     (31)      (1)        8      292
                          ======== ======== ======== ======== ========

First Quarter 2007, March
 31, 2007                        3      (2)       --       --      293

Second Quarter 2007, June
 30, 2007                        6      (1)       --       --      298
                          -------- -------- -------- -------- --------

Six Months Ended, June
 30, 2007                        9      (3)       --       --      298
                          ======== ======== ======== ======== ========



    CONTACT: U.S. Physical Therapy, Inc., Houston
             Chief Financial Officer
             Larry McAfee, 713-297-7000
             or
             Chief Executive Officer
             Chris Reading, 713-297-7000